                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of shares relating to Renaissance Solutions, Inc. stock plans, of our report dated January 24, 1997 appearing on page F-27 of The Registry, Inc.'s Registration Statement on Form S-4 (No. 333-29755) with respect to the financial statements and financial statement schedule of Application Resources, Inc. as of and for the year ended December 31, 1995 and for the three month period ended December 31, 1994.


                                          ERNST & YOUNG LLP


San Francisco, California
July 31, 1997


                                     II-9